                                                                    EXHIBIT 10.3
                                                                  CONFORMED COPY

                                                    October 20, 2005

Tremisis Energy Acquisition Corporation
1775 Broadway, Suite 604
New York, New York 10019
Attention:  Lawrence S. Coben, Chairman and CEO

RAM Energy, Inc.
5100 E. Skelly Drive, Suite 650
Tulsa, Oklahoma 74135
Attention:  Larry E. Lee, President and CEO

Gentlemen:

     Reference is made to the Agreement and Plan of Merger ("Merger Agreement")
dated this date by and among each of you, RAM Energy Acquisition, Inc. and the
Stockholders of the Company. Capitalized terms that are defined in the Merger
Agreement are used herein with the same meanings. This will confirm my agreement as follows:

     1. I will exercise the option that I have to purchase 83.33 shares of
Company Common Stock (the "Option") prior to the Closing.

     2. I waive all appraisal rights with respect to shares of Company Common
Stock under the Delaware General Corporation Law that I might otherwise have as a result of the Merger.

     3. Upon exercise of the Option, retroactive to and effective as of the date hereof, I shall be deemed to be a Stockholder for all purposes of the Agreement, including, without limitation, the provisions of Sections 1.16 and 5.11 through
5.15, inclusive.

                                                   Very truly yours,

                                                   s/ C. David Stinson

                                                   C. David Stinson